EXHIBIT 99.1
CONTACT:
Thomas J. Livelli
President and Chief Executive Officer           (908) 454-7774
SENTIGEN SIGNS DEFINITIVE MERGER AGREEMENT
WITH INVITROGEN CORPORATION
Sentigen stockholders to receive $3.37 per share in cash
Phillipsburg, NJ, September 1, 2006: Sentigen Holding Corp. (Nasdaq:SGHL) today announced that it had entered into a definitive merger agreement with Invitrogen Corporation (Nasdaq:IVGN), a global leader in life sciences, under which Invitrogen will acquire Sentigen in a cash transaction at a price of $3.37 per share for all shares currently issued and outstanding. The purchase price per share represents a premium of approximately 35% over the average closing price of Sentigen’s common stock for the thirty business day period prior to the execution of the merger agreement.
The transaction is subject to customary closing conditions, including the approval of Sentigen’s stockholders, the continuing accuracy of Sentigen’s representations and warranties, the lack of any material adverse change to Sentigen and the execution by Sentigen’s Chief Executive Officer of an employment agreement mutually satisfactory to the Chief Executive Officer and Invitrogen. The Board of Directors of Sentigen is unanimously recommending that Sentigen’s stockholders approve the transaction. Concurrently with the execution of the merger agreement, each executive officer and each director who owns shares of Sentigen common stock have entered into a voting agreement with Invitrogen, pursuant to which they have agreed to vote their shares, representing approximately 36% of Sentigen’s outstanding common stock, in favor of the transaction. The transaction is expected to close in the fourth quarter of 2006.
Prior to the merger, Sentigen will transfer the intellectual property related to its olfaction technology to a newly-formed corporation. The shares of this new corporation are expected to be distributed, in a taxable transaction, pro rata to the then existing stockholders of Sentigen.
Sentigen’s proprietary Tango™ Assay System and division arrested Assay Ready Cells™ will bolster Invitrogen’s leading position in assay development by providing a novel approach to screen G-protein coupled receptors (GPCR) and other key drug target classes, as well as providing a methodology to convert live cell assays into ready-to-use consumable products. Sentigen will become a part of Invitrogen’s Discovery Sciences business based in Madison, Wisconsin.
“The synergy created by combining Invitrogen’s cell and molecular biology products with Sentigen’s cell-based technologies and custom services enhances our strategic commitment to scientists engaged in cell-based drug discovery by offering our clients comprehensive solutions and support,” said Tom Livelli, Sentigen’s President and Chief Executive Officer.
“Adding Sentigen’s capabilities to our drug discovery platform gives researchers an even broader array of solutions for protein target studies and screening services,” explained Nick Ecos, Vice President and General Manager of Invitrogen’s Discovery Sciences business.

Additional Information about the proposed merger and where you can find it
In connection with the proposed merger, Sentigen intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, STOCKHOLDERS OF SENTIGEN ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials, and any other documents filed by Sentigen with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.
About Sentigen Holding Corp.
Sentigen Holding Corp. conducts business through two wholly-owned operating subsidiaries: Sentigen Biosciences, Inc. (“Sentigen Biosciences”) and Cell & Molecular Technologies, Inc. (“CMT”). CMT provides contract research and development services to companies engaged in the drug discovery process in the following areas: molecular and cell biology, gene expression and protein biochemistry, bio-processing, high throughput screening support services, mouse genetics, and cell-based GPCR selectivity profiling. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango™ Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. For more information on our companies, please visit their respective websites: www.cmt-inc.net and www.sentigen.com.
Safe Harbor Statement
This news release includes forward-looking statements that involve risks and uncertainties. Although Sentigen believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in Sentigen’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from Sentigen without charge. Sentigen undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

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